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BROKER CONTACT:            MEDIA CONTACTS:
Mike Shea                  Kevin Wilson                   David Politis
Daw Technologies, Inc.     Politis Communications         Politis Communications
801-977-3100               801-523-3730 (wk)              801-523-3730 (wk)
mshea@dawtech.com          801-898-5520 (cell)            801-671-8091(cell)
                           kwilson@politis.com            dpolitis@politis.com


FOR IMMEDIATE RELEASE

             DAW TECHNOLOGIES ANNOUNCES NEW CHIEF FINANCIAL OFFICER


SALT LAKE CITY - APRIL 15, 2002 -- DAW TECHNOLOGIES, INC. (OTC: DAWK) today announced that Donald K. McCauley has joined the company as chief financial officer (CFO). BJ Mendenhall, who joined the company as its CFO in August 2000, will continue with the company as vice president of finance--focusing primarily on the implementation and integration of a comprehensive accounting system in the company's non-U.S. offices.

McCauley will be responsible for the company's financial policies and procedures, as well as the management of all in-house accounting personnel and all external financial resources and relationships. He has also taken over responsibility for the completion and filing of the company's annual report for 2001 and the restatement of previously issued financial statements for 1999, 2000 and 2001.

"We are pleased to add Don to our management team," said Jim Collings, chief executive officer of Daw Technologies. "He brings a great deal of executive financial expertise that will help us improve our financial reporting and accounting procedures. He also brings extensive international accounting and finance experience that will be of critical importance to the company as we put our European financial reporting problems behind us. Don's combination of financial accounting, operations and business management will enable him to make an immediate impact on the success of our business, as well as help restore public and shareholder confidence in Daw Technologies."

McCauley comes to Daw Technologies with more than 24 years of financial management experience. He formerly served as the senior vice president of finance and CFO for Accom, Inc. a publicly held company located in Northern California. McCauley came to Accom through its acquisition of Scitex Digital Video, Inc., a company at which McCauley was senior vice president of finance and CFO.

McCauley has also worked as vice president of finance for ImMIX, Inc. and held various senior financial positions at Tektronix, Robert Bosch Corp. and Bell & Howell Co. McCauley received a master's degree in business administration from Northwestern University and a bachelor's degree from the University of Utah.

In a related matter, Daw Technologies reported that it has submitted an appeal to the Nasdaq Listing and Hearing Review Council of the Nasdaq Listing Qualifications Panel's decision to delist the company's stock. A decision on the company's appeal is not expected until sometime after the end of April.

"In our written submission to Nasdaq, we outlined some of the measures we have taken, and have committed to take, to correct the company's financial reporting challenges and to make certain that Daw will issue timely, accurate and reliable financial information to the public," Collings said. "Regardless of the outcome of our appeal, our primary objective is to restore proper value to the company's stock and grow the business through sound fundamental business strategies and management."

ABOUT DAW

Daw Technologies, Inc. provides advanced manufacturing environments for customers throughout the world, and specializes in the design, engineering and installation of cleanroom and mini-environment systems that meet
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stringent semiconductor and pharmaceutical manufacturing requirements. The company also provides contract manufacturing and specialized painting services on an OEM (original equipment manufacturer) basis for various customers. For further information, visit the company on the Internet at www.dawtech.com or call 801-977-3100.


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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THOSE DISCUSSED OR ANTICIPATED. FACTORS THAT MIGHT AFFECT ACTUAL OUTCOMES INCLUDE, BUT ARE NOT LIMITED TO, THE NATURE AND EXTENT OF THE RESPONSE OF THE COMPANY'S CUSTOMERS, VENDORS, LENDERS, AND SHAREHOLDERS, AND THE RESPONSE OF REGULATORY AUTHORITIES, TO THE CURRENT ACCOUNTING ISSUES RELATING TO THE COMPANY'S EUROPEAN OPERATIONS, THE POSSIBLE CANCELLATION OF EXISTING OR FUTURE CONTRACTS, POSSIBLE DECREASE IN DEMAND OF THE COMPANY'S PRODUCTS OR SERVICES, DECREASES IN CAPITAL SPENDING BY THE COMPANY'S CUSTOMERS, INCREASED COMPETITION IN THE CLEAN ROOM SEGMENT OF THE INDUSTRY, CUSTOMER REJECTION OF NEW PRODUCTS, A DECLINE IN DEMAND FOR PRODUCTS MANUFACTURED BY THE COMPANY'S CUSTOMERS, CHANGES IN MANAGEMENT, AND THE EFFECTS OF THE COMPANY'S EXISTING AND PLANNED DIVERSIFICATION EFFORTS. FOR A MORE DETAILED DISCUSSION OF THESE AND ASSOCIATED RISKS, SEE THE COMPANY'S MOST RECENT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                  EXHIBIT 99.1